SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2016

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

Lease Agreement Amendment

On April 7, 2016, Achillion Pharmaceuticals, Inc. (the “Company”) entered into Amendment No. 4 (the “Lease Amendment”) of its facility Lease Agreement, dated March 6, 2002, as previously amended by Amendment No. 1, dated September 10, 2002, Amendment No. 2, dated March 31, 2010, and Amendment No. 3, dated August 20, 2015 between the Company and WE George Street, L.L.C. (the “Landlord’) for the leased premises at 300 George Street, New Haven, Connecticut (the “300 George Street Lease”). Pursuant to the Lease Amendment, effective as of April 15, 2016 (the “Second Expansion Commencement Date”), the Company will lease an additional 2,877 rentable square feet of space at 300 George Street New Haven, Connecticut, such that the total leased premises pursuant to the 300 George Street Lease shall equal 41,509 rentable square feet. The term of the 300 George Street Lease expires March 31, 2020 (the “Termination Date”). Beginning three months from the Second Expansion Commencement Date until the Termination Date, the annual base rent shall equal $874,594.68 to be paid in monthly installments of $72,882.89. Under the Lease Amendment, the Landlord has agreed to reimburse the Company up to $42,110 for certain alterations to the leased premises, subject to certain conditions.

The description of the terms and conditions of the Lease Amendment set forth herein is not complete and is qualified in its entirety by reference to the full text of the Lease Amendment attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 4 to Lease Agreement, dated as of April 7, 2016, by and between Achillion Pharmaceuticals, Inc. and WE George Street, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: April 8, 2016	By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Amendment No. 4 to Lease Agreement, dated as of April 7, 2016, by and between Achillion Pharmaceuticals, Inc. and WE George Street, L.L.C.